Exhibit 10.26

KITE REALTY GROUP TRUST

2004 EQUITY INCENTIVE PLAN

TABLE OF CONTENTS

1.	PURPOSE
2.	DEFINITIONS
3.	ADMINISTRATION OF THE PLAN
3.1. Board
3.2. Committee
3.3. Terms of Awards
3.4. Book-Entry
3.5. Deferral Arrangement
3.6. No Liability
3.7. Issuance of Units - Options
3.8. Issuance of Partnership Units - Restricted Shares or Unrestricted Shares
3.9. Issuance of Partnership Units - Other Awards
3.10. Form of Payment For Options And Restricted Share
4.	SHARES SUBJECT TO THE PLAN
5.	EFFECTIVE DATE, DURATION AND AMENDMENTS
5.1. Effective Date
5.2. Term
5.3. Amendment and Termination of the Plan
6.	AWARD ELIGIBILITY AND LIMITATIONS
6.1. Service Providers and Other Persons
6.2. Successive Awards
6.3. Limitation on Shares Subject to Awards and Cash Awards
6.4. Limitations on Incentive Stock Options
6.5. Stand-Alone, Additional, Tandem, and Substitute Awards
7.	AWARD AGREEMENT
8.	OPTIONS
8.1. Option Price
8.2. Vesting
8.3. Term
8.4. Termination of Service
8.5. Limitations on Exercise of Option
8.6. Method of Exercise
8.7. Rights of Holders of Options
8.8. Delivery of Share Certificates
8.9. Transferability of Options
8.10. Family Transfers
9.	SHARE APPRECIATION RIGHTS
9.1. Right to Payment
9.2. Other Terms
10.	RESTRICTED SHARES AND SHARE UNITS
10.1. Grant of Restricted Shares or Share Units

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10.2. Restrictions
10.3. Restricted Share Certificates
10.4. Rights of Holders of Restricted Shares
10.5. Rights of Holders of Share Units
10.5.1. Voting and Dividend Rights
10.5.2. Creditor’s Rights
10.6. Termination of Service
10.7. Purchase of Restricted Shares
10.8. Delivery of Share
11.	UNRESTRICTED SHARE AWARDS
12.	DIVIDEND EQUIVALENT RIGHTS
12.1. Dividend Equivalent Rights
12.2. Termination of Service
13.	PERFORMANCE AND ANNUAL INCENTIVE AWARDS
13.1. Performance Conditions
13.2. Performance or Annual Incentive Awards Granted to Designated Covered Employees
13.2.1. Performance Goals Generally
13.2.2. Business Criteria
13.2.3. Timing For Establishing Performance Goals
13.2.4. Performance or Annual Incentive Award Pool
13.2.5. Settlement of Performance or Annual Incentive Awards; Other Terms
13.3. Written Determinations
13.4. Status of Section 13.2 Awards Under Code Section 162(m)
14.	PARACHUTE LIMITATIONS
15.	REQUIREMENTS OF LAW
15.1. General
15.2. Rule 16b-3
16.	EFFECT OF CHANGES IN CAPITALIZATION
16.1. Changes in Shares
16.2. Certain Reorganizations That are Not Corporate Transactions
16.3. Corporate Transaction
16.4. Adjustments
16.5. No Limitations on Company
17.	GENERAL PROVISIONS
17.1. Disclaimer of Rights
17.2. Nonexclusivity of the Plan
17.3. Withholding Taxes
17.4. Captions
17.5. Other Provisions
17.6. Number and Gender
17.7. Severability
17.8. Governing Law

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KITE REALTY GROUP TRUST

2004 EQUITY INCENTIVE PLAN

Kite Realty Group Trust (the “Company”) sets forth herein the terms of its 2004 Equity Incentive Plan (the “Plan”), as follows:

1.                                      PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, trustees, key employees, and other persons, and to motivate such officers, directors, trustees, key employees and other persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.  To this end, the Plan provides for the grant of share options, share appreciation rights, restricted shares, share units, unrestricted shares, dividend equivalent rights and cash awards.  Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof.  Share options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2.                                      DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1                                 “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.  Notwithstanding the foregoing, the persons listed on Exhibit A, as such Exhibit A is updated from time to time by the Company, shall not be affiliates of the Company.

2.2                                 “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 13) over a performance period of up to one year (the fiscal year, unless otherwise specified by the Committee).

2.3                                 “Award” means a grant of an Option, Share Appreciation Right, Restricted Share, Unrestricted Share, Share Unit, Dividend Equivalent Right or cash award under the Plan.

2.4                                 “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5                                 “Benefit Arrangement” shall have the meaning set forth in Section 14 hereof.

2.6                                 “Board” means the Board of Trustees of the Company.

2.7                                 “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.

2.8                                 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.9                                 “Committee” means a committee of the Board, designated from time to time by resolution of the Board, in accordance with Section 3.2.

2.10                           “Company” means Kite Realty Group Trust, a Maryland real estate investment trust.

2.11                           “Conversion Factor” shall have the meaning set forth in Article I of the Limited Partnership Agreement.

2.12                           “Corporate Transaction” means (a) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (b) a sale of all or substantially all of the assets of the Company to another person or entity, (c) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) that results in any person or entity (other than persons who are shareholders or Affiliates immediately prior to the transaction) owning thirty percent (30%) or more of the combined voting power of all classes of shares of the Company or (d) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a trustee subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the trustees then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for trustee, without written objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of trustees or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than the Board.

2.13                           “Covered Employee” means a Grantee who is a Covered Employee within the meaning of Section 162(m)(3) of the Code.

2.14                           “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment that is potentially permanent in character or that can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months.

2.15                           “Dividend Equivalent Right” means a right, granted to a Grantee under Section 12 hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

2.16                           “Effective Date” means July 23, 2004, the date the Plan is approved by the Board.

2.17                           “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.18                           “Fair Market Value” means the value of a Share, determined as follows:  if on the Grant Date or other determination date the Shares are listed on an established national or regional stock exchange, are admitted to quotation on The Nasdaq Stock Market, Inc. or are publicly traded on an established securities market, the Fair Market Value of a Share shall be the closing price of the Shares on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Shares is reported for such trading day, on the next preceding day on which any sale shall have been reported.  If the Shares are not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Shares as determined by the Board in good faith.

2.19                           “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

2.20                           “Grant Date” means, as determined by the Board, the latest to occur of (a) the date as of which the Board approves an Award, (b) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (c) such other date as may be specified by the Board.

2.21                           “Grantee” means a person who receives or holds an Award under the Plan.

2.22                           “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.23                           “Limited Partnership” means Kite Realty Group, L.P., a Delaware limited partnership.

2.24                           “Limited Partnership Agreement” means the Limited Partnership’s Amended and Restated Agreement of Limited Partnership, as amended and/or restated from time to time.

2.25                           “Limited Partnership Employee” means any person determined by the Board to be an employee of the Limited Partnership or any Limited Partnership Subsidiary.

2.26                           “Limited Partnership Subsidiary” means an entity at least fifty percent (50%) of the total equity or ownership interests of which are owned by the Limited Partnership either directly or through one or more Limited Partnership Subsidiaries.

2.27                           “Non-qualified Share Option” means an Option that is not an Incentive Stock Option.

2.28                           “Option” means an option to purchase one or more Shares pursuant to the Plan.

2.29                           “Option Price” means the exercise price for each Share subject to an Option.

2.30                           “Other Agreement” shall have the meaning set forth in Section 14 hereof.

2.31                           “Outside Trustee” means a member of the Board who is not an officer or employee of the Company.

2.32                           “Partnership Unit” means a “Partnership Unit” as that term is defined in the Limited Partnership Agreement.

2.33                           “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 13) over a performance period of up to ten (10) years.

2.34                           “Plan” means this Kite Realty Group Trust 2004 Equity Incentive Plan.

2.35                           “Purchase Price” means the purchase price for each Share pursuant to a grant of Restricted Shares or Unrestricted Shares.

2.36                           “REIT Employee” means any person determined by the Committee to be an employee of the Company or any REIT Subsidiary.

2.37                           “REIT Subsidiary” means a corporation at least fifty percent (50%) of the total combined voting power of all classes of shares that is owned by the Company either directly or through one or more REIT Subsidiaries.

2.38                           “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.39                           “Restricted Share” means Shares awarded to a Grantee pursuant to Section 10 hereof.

2.40                           “SAR Exercise Price” means the per Share exercise price of an SAR granted to a Grantee under Section 9 hereof.

2.41                           “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.42                           “Service” means service as a Service Provider to the Company or an Affiliate.  Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate.  Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

2.43                           “Service Provider” means an employee, officer, director or trustee of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

2.44                           “Share” means the common shares of beneficial interest, par value $0.01 per share, of the Company.

2.45                           “Share Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.46                           “Share Unit” means a bookkeeping entry representing the equivalent of a Share awarded to a Grantee pursuant to Section 10 hereof.

2.47                           “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.48                           “Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 8.3 hereof.

2.49                           “Ten Percent Shareholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding shares of the

Company, its parent or any of its Subsidiaries.  In determining share ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.50                           “Unrestricted Share” means an Award of Shares to a Grantee pursuant to Section 11 hereof.

3.                                      ADMINISTRATION OF THE PLAN

3.1.                            Board

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s governing documents and applicable law.  The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement.  All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s governing documents and applicable law.  The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.  Notwithstanding any other provision of the Plan, the Board shall not take any action or make any Awards hereunder that could cause the Company to fail to qualify as a real estate investment trust for Federal income tax purposes.

3.2.                            Committee

The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the Company’s governing documents and applicable law.

(a)                                  Except as provided in Subsection (b) and except as the Board may otherwise determine, the Committee shall be the Compensation Committee of the Board.

(b)                                 The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Trustees, who may administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section.  Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive.  To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

3.3.                            Terms of Awards

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(a)                                  designate Grantees;

(b)                                 determine the type or types of Awards to be made to a Grantee;

(c)                                  determine the number of Shares to be subject to an Award;

(d)                                 establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the Shares subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(e)                                  prescribe the form of each Award Agreement evidencing an Award; and

(f)                                    amend, modify, or supplement the terms of any outstanding Award.  Such authority specifically includes the authority, to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

As a condition to any subsequent Award, the Board shall have the right, at its discretion, to require Grantees to return to the Company Awards previously made under the Plan.  Subject to the terms and conditions of the Plan, any such new Award shall be upon such terms and conditions as are specified by the Board at the time the new Award is made.  The Board shall have the right, in its discretion, to make Awards in substitution or exchange for any other award under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate.  The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee.  Furthermore, the Company may retain the right in an Award Agreement to annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.  The grant of any Award shall be contingent upon the Grantee executing the appropriate Award Agreement.

The Board may not make an amendment or modification to an outstanding Option or SAR that reduces the Option Price or SAR Exercise Price, either by lowering the Option Price or SAR Exercise Price or by canceling the outstanding Option or SAR and granting a replacement Option or SAR with a lower exercise price without shareholder approval; provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 16.

3.4.                            Book-Entry

Notwithstanding any other provision of the Plan to the contrary, the Company may elect to satisfy any requirement under the Plan for the delivery of share certificates through the use of book-entry.

3.5.                            Deferral Arrangement

The Board may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Share equivalents and restricting deferrals to comply with hardship distribution rules affecting 401(k) plans.  The Company may, but is not obligated to, contribute the Shares that would otherwise be issuable pursuant to an Award to a rabbi trust.  Shares issued to a rabbi trust pursuant to this Section 3.5 may ultimately be issued to the Grantee in accordance with the terms of the deferred compensation plan or the Award Agreement.

3.6.                            No Liability

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.7.                            Issuance of Units - Options

(a)                                            Issuance of Partnership Units and Capital Account Adjustments.  Upon the exercise of an Option, the Limited Partnership shall issue to the Company a number of Partnership Units equal to (i) the number of Shares issued to the Grantee, divided by (ii) the Conversion Multiple.  The Company’s Limited Partnership capital account in the Limited Partnership shall be credited with an amount equal to the Fair Market Value of the number of Shares issued upon the exercise of an Option.

(b)                                           Cash Contributions by the Company.  Upon the exercise of an Option, the Company shall contribute to the Limited Partnership an amount of cash equal to the aggregate Option Price paid by the Grantee for the Shares issued upon exercise, regardless of whether the Grantee pays the Option Price in cash, Shares or a combination thereof; provided, that to the extent the Option Price is paid with a promissory note of the Grantee in accordance with the Plan, the amount of cash contributed to the Limited Partnership pursuant to this Subsection shall be contributed to the Limited Partnership only upon receipt by the Company of any installment and interest due under such promissory note and shall be limited to the amount of such installment and interest and provided that, if the Grantee pays with Shares, the Company shall have the right to cancel the Shares received, in which event Partnership Units held by the Company in an amount equal to the Shares canceled multiplied by the Conversion Multiple shall be canceled by the Limited Partnership.  The Company’s contribution of cash to the Limited Partnership pursuant to the preceding sentence shall not be treated as a contribution to capital and the Company’s capital account in the Limited Partnership shall not be credited with the amount of cash so contributed.

(c)                                            Fractional Share Cash Reimbursements by the Limited Partnership and Treatment Thereof.  The Limited Partnership shall reimburse the Company for any cash paid with respect to a fractional Share upon the surrender of an Option in accordance with the Plan.  Such reimbursement shall be treated as the reimbursement of an expense incurred by the Company on behalf of the Limited Partnership, shall not be treated as a distribution by the Limited Partnership to the Company and shall not reduce the Company’s Limited Partnership capital account.

3.8.                            Issuance of Partnership Units – Restricted Shares or Unrestricted Shares

Upon the grant of Restricted Shares and Unrestricted Shares, the Limited Partnership shall issue to the Company a corresponding number of Partnership Units, equal to (a) the number of Shares awarded to the Grantee pursuant to the corresponding Award, divided by (b) the Conversion Multiple, that are subject to the same restrictions or conditions as those applicable to the corresponding Award.  Upon the lapse of restrictions or payment (as applicable) of the Award, the restrictions applicable to the corresponding restricted Partnership Units referred to in this Section 3.8 also shall lapse.  The Company’s capital account in the Limited Partnership shall be adjusted, as appropriate, to reflect the issuance of Shares, and such capital account also shall be adjusted, as appropriate, in the event that the Shares subject to the Award are forfeited or the restrictions thereon lapse.

3.9.                            Issuance of Partnership Units –Other Awards

Upon the payment of Share Units, SARs payable in Shares or Awards other than Options payable in Shares, the Limited Partnership shall issue to the Company a corresponding number of Partnership Units, equal to (a) the number of Shares awarded to the Grantee pursuant to the corresponding Award, divided by (b) the Conversion Multiple, that are subject to the same restrictions or conditions as those applicable to the corresponding Award.  The Company’s capital account in the Limited Partnership shall be adjusted, as appropriate, to reflect the issuance of Shares.

3.10.                     Form of Payment For Options And Restricted Share

(a)                                  General Rule.  Payment of the Option Price for the Shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Shares shall be made in cash or in cash equivalents acceptable to the Company.

(b)                                 Surrender of Share.  To the extent the Award Agreement so provides, payment of the Option Price for Shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Shares may be made all or in part through the tender to the

Company of Shares, which Shares, if acquired from the Company, shall have been held for at least six months at the time of tender and which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

(c)                                  Cashless Exercise.  With respect to an Option only (and not with respect to Restricted Shares), to the extent the Award Agreement so provides and to the extent permitted by law, payment of the Option Price for Shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 17.3

(d)                                 Other Forms of Payment.  To the extent the Award Agreement so provides, payment of the Option Price for Shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Shares may be made in any other form that is consistent with applicable laws, regulations and rules.

4.                                      SHARES SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 16 hereof, the number of Shares available for issuance under the Plan shall be 2,000,000.  Shares issued or to be issued under the Plan shall be authorized but unissued Shares or issued Shares that have been reacquired by the Company.  If any Shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Share subject thereto, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan.

The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies, provided such substitutions and assumptions are permitted by Section 424 of the Code and the regulations promulgated thereunder.  The number of Shares reserved pursuant to Section 4 may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of Shares subject to Awards before and after the substitution.

5.                                      EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1.                            Effective Date

The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company’s shareholders within one year of the Effective Date.  Upon approval of the Plan by the shareholders of the Company as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the shareholders of the Company had approved the Plan on the Effective Date.  If the shareholders fail to approve the Plan within one year after the Effective Date, any Awards made hereunder shall be null and void and of no effect.

5.2.                            Term

The Plan shall terminate automatically ten (10) years after its adoption by the Board and may be terminated on any earlier date as provided in Section 5.3.

5.3.                            Amendment and Termination of the Plan

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Shares as to which Awards have not been made.  An amendment shall be contingent on approval of the Company’s shareholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements.  No Awards shall be made after termination of the Plan.  No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6.                                      AWARD ELIGIBILITY AND LIMITATIONS

6.1.                            Service Providers and Other Persons

Subject to this Section 6, Awards may be made under the Plan to: (a) any Service Provider to the Company or of any Affiliate, including any Service Provider who is an officer, director or trustee of the Company or of any Affiliate, as the Board shall determine and designate from time to time, (b) any Outside Trustee, and (c) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board.

6.2.                            Successive Awards

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3.                            Limitation on Shares Subject to Awards and Cash Awards

During any time when the Company has a class of equity securities registered under Section 12 of the Exchange Act,

(a)                                  the maximum number of Shares subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6hereof is five hundred thousand (500,000) per calendar year;

(b)                                 the maximum number of Shares that can be awarded under the Plan, other than pursuant to an Option or SARs, to any person eligible for an Award under Section 6 hereof is five hundred thousand (500,000) per calendar year;

(c)                                  the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any calendar year by any one Grantee shall be $2,000,000 and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any one Grantee shall be $5,000,000.

The preceding limitations in this Section 6.3are subject to adjustment as provided in Section 16 hereof.

6.4.                            Limitations on Incentive Stock Options

An Option shall constitute an Incentive Stock Option only (a) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (b) to the extent specifically provided in the related Award Agreement; and (c) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000.  This limitation shall be applied by taking Options into account in the order in which they were granted.

6.5.                            Stand-Alone, Additional, Tandem, and Substitute Awards

Awards granted under the Plan may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate.  Such additional, tandem, and substitute or exchange Awards may be granted at any time.  If an Award is granted in substitution or exchange for another Award, the Board shall require the surrender of such other Award in consideration for the grant of the new Award.  In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, Share Units or Restricted Shares), or in which the Option Price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Share minus the value of the cash compensation surrendered (for example, Options granted with an Option Price “discounted” by the amount of the cash compensation surrendered).

7.                                      AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine.  Award Agreements entered into from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan.

8.                                      OPTIONS

The Board is authorized to grant Options on the following terms and conditions:

8.1.                            Option Price

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option.  The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a Share; provided, however, that in the event that a Grantee is a Ten Percent Shareholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the Grant Date.  In no case shall the Option Price of any Option be less than the par value of a Share.

8.2.                            Vesting

Subject to Sections 8.3 and 16.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement.  For purposes of this Section 8.2, fractional numbers of Shares subject to an Option shall be rounded down to the next nearest whole number.

8.3.                            Term

Each Option granted under the Plan shall terminate, and all rights to purchase Shares thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option (the “Termination Date”); provided, however, that in the event that the Grantee is a Ten Percent Shareholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

8.4.                            Termination of Service

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service.  Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5.                            Limitations on Exercise of Option

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the shareholders of the Company as provided herein or after the occurrence of an event referred to in Section 16 hereof that results in termination of the Option.

8.6.                            Method of Exercise

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company.  Such notice shall specify the number of Shares with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the Shares for which the Option is being exercised plus if applicable, any withholding taxes described in Section 17.3.

8.7.                            Rights of Holders of Options

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject Shares or to direct the voting of the subject Shares) until the Shares covered thereby are fully paid and issued to him.  Except as provided in Section 16 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8.                            Delivery of Share Certificates

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a share certificate or certificates evidencing his or her ownership of the Shares subject to the Option.

8.9.                            Transferability of Options

Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option.  Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10.                     Family Transfers

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option that is not an Incentive Stock Option to any Family Member.  For the purpose of this Section 8.10, a “not for value” transfer is a transfer that is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights; or (c) a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity.  Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer.  Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution.  The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

9.                                      SHARE APPRECIATION RIGHTS

The Board is authorized to grant Share Appreciation Rights (“SARs”) on the following terms and conditions:

9.1.                            Right to Payment

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one Share on the date of exercise over (b) the grant price of the SAR as determined by the Board.  The Award Agreement for a SAR shall specify the grant price of the SAR, which may be fixed at the Fair Market Value of a Share on the date of grant or may vary in accordance with a predetermined formula while the SAR is outstanding.  A SAR granted in tandem with an outstanding Option following the Grant Date of such Option may have a grant price that is equal to the Option Price, even if such grant price is less than the Fair Market Value of a Share on the grant date of the SAR.

9.2.                            Other Terms

The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Share will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

10.                               RESTRICTED SHARES AND SHARE UNITS

10.1.                     Grant of Restricted Shares or Share Units

The Board is authorized to grant Restricted Shares or Share Units, subject to such restrictions, conditions and other terms, if any, as the Board may determine.  Awards of Restricted Shares may be made for no consideration (other than par value of the Shares which may be deemed paid by Services already rendered).

10.2.                     Restrictions

At the time a grant of Restricted Shares or Share Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Shares or Share Units.  Each Award of Restricted Shares or Share Units may be subject to a different restricted period.  The Board may, in its sole discretion, at the time a grant of Restricted Shares or Share Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Shares or Share Units in accordance with Section 13.1 and 13.2.  Neither Restricted Shares nor Share Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Shares or Share Units.

10.3.                     Restricted Share Certificates

The Company shall issue, in the name of each Grantee to whom Restricted Shares have been granted, share certificates representing the total number of Restricted Shares granted to the Grantee, as soon as reasonably practicable after the Grant Date.  The Board may provide in an Award Agreement that either (a) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Shares are forfeited to the Company or the restrictions lapse or (b) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and make appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.4.                     Rights of Holders of Restricted Shares

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Shares shall have the right to vote such Shares and the right to receive any dividends declared or paid with respect to such Shares.  The Board may provide in the Award Agreement that any dividends paid on Restricted Shares must be reinvested in Shares, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Shares.  All distributions, if any, received by a Grantee with respect to Restricted Shares as a result of any share split, share dividend, combination of Shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

10.5.                     Rights of Holders of Share Units

10.5.1.             Voting and Dividend Rights

Unless the Board otherwise provides in an Award Agreement, holders of Share Units shall have no rights as shareholders of the Company.  The Board may provide in an Award Agreement evidencing a grant of Share Units that the holder of such Share Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Shares, a cash payment for each Share Unit held equal to the per-share dividend paid on the Shares.  Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Share Units at a price per unit equal to the Fair Market Value of a Share on the date that such dividend is paid.

10.5.2.             Creditor’s Rights

A holder of Share Units shall have no rights other than those of a general creditor of the Company.  Share Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6.                     Termination of Service

Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Shares or Share Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited.  Upon forfeiture of Restricted Shares or Share Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Shares or any right to receive dividends with respect to Restricted Shares or Share Units.

10.7.                     Purchase of Restricted Shares

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Shares from the Company at a Purchase Price equal to the greater of (a) the aggregate par value of the Shares represented by such Restricted Shares or (b) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Shares.  The Purchase Price shall be payable in a form described in Section 3.10 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate.

10.8.                     Delivery of Share

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to Restricted Shares or Share Units settled in Shares shall lapse, and, unless otherwise provided in the Award Agreement, a share certificate for such Shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

11.                               UNRESTRICTED SHARE AWARDS

The Board is authorized to grant (or sell at par value or such other higher purchase price determined by the Board) an Unrestricted Share Award pursuant to which the Grantee may receive Shares free of any restrictions (“Unrestricted Share”) under the Plan.  Unrestricted Share Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

12.                               DIVIDEND EQUIVALENT RIGHTS

12.1.                     Dividend Equivalent Rights

The Board may from time to time grant Dividend Equivalent Rights, subject to such restrictions, conditions and other terms, if any, as the Board may determine.  A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the Shares specified in the Dividend Equivalent Right (or other award to which it relates) if such Shares had been issued to and held by the recipient.  A Dividend Equivalent Right may be granted hereunder to any Grantee as a component of another Award or as a freestanding award.  The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement.  Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares, which may thereafter accrue additional equivalents.  Any such reinvestment shall be at Fair Market Value on the date of reinvestment.  Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board.  A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award.  A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

12.2.                     Termination of Service

Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

13.                               PERFORMANCE AND ANNUAL INCENTIVE AWARDS

13.1.                     Performance Conditions

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board.  The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Section 13.2 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m).  If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

13.2.                     Performance or Annual Incentive Awards Granted to Designated Covered Employees

If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 13.2.

13.2.1.             Performance Goals Generally

The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 13.2.  Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.”  The Committee may determine that such Performance or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance or Annual Incentive Awards.  Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.

13.2.2.             Business Criteria

One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total shareholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance or Annual Incentive Awards: (a) total shareholder return; (b) such total shareholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (c) net income; (d) pretax earnings; (e) earnings before interest expense, taxes, depreciation and amortization; (f) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (g) operating margin; (h) earnings per share; (i) return on equity; (j) return on capital; (k) return on investment; (l) operating earnings; (m) working capital; (n) ratio of debt to shareholders’ equity, (o) revenue; (p) funds from operations and (q) acquisitions;

13.2.3.                       Timing For Establishing Performance Goals

Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

13.2.4.                       Performance or Annual Incentive Award Pool

The Committee may establish a Performance or Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance or Annual Incentive Awards.

13.2.5.                       Settlement of Performance or Annual Incentive Awards; Other Terms

Settlement of such Performance or Annual Incentive Awards shall be in cash, Shares, other Awards or other property, in the discretion of the Committee.  The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards.  The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

13.3.                     Written Determinations

All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m).  To the extent required to comply with Code Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

13.4.                     Status of Section 13.2 Awards Under Code Section 162(m)

It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 13.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder.  Accordingly, the terms of Section 13.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder.  The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year.  If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

14.                               PARACHUTE LIMITATIONS

Notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore entered into by a Grantee with the Company or any Affiliate, except to the extent otherwise provided for by an agreement, contract, or understanding hereafter entered into that modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Award held by that Grantee and any right to receive any payment or other benefit under the Plan shall not become exercisable or vested (a) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (b) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.  In the event that the receipt of any such right to exercise, vesting, payment, or benefit under the Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under the Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (b) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under the Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

15.                               REQUIREMENTS OF LAW

15.1.                     General

The Company shall not be required to sell or issue any Shares under any Award if the sale or issuance of such Shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations.  If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any Shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary, appropriate or desirable as a condition of, or in connection with, the issuance or purchase of Shares hereunder, no Shares may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award.  Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any Shares underlying an Award, unless a registration statement under such Act is in effect with respect to the Shares covered by such Award, the Company shall not be required to sell or issue such Shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such Shares pursuant to an exemption from registration under the Securities Act.  Any determination in this connection by the Board shall be final, binding, and conclusive.  The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act.  The Company shall not be obligated to take any affirmative action to cause the exercise of an Option or the issuance of Shares pursuant to the Plan to comply with any law or regulation of any governmental authority.  As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the Shares covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

15.2.                     Rule 16b-3

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act.  To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan.  In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary, appropriate or desirable to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

16.                               EFFECT OF CHANGES IN CAPITALIZATION

16.1.                     Changes in Shares

If the number of outstanding Shares is increased or decreased or the Shares are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, share split, reverse split, combination of shares, exchange of shares, share dividend or other distribution payable in capital shares, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of Shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company.  In addition, the number and kind of Shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event.  Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to Shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per Share.  The conversion of any convertible securities of the Company shall not be treated as an increase in Shares affected without receipt of consideration.   Notwithstanding the foregoing, in the event of any distribution to the Company’s shareholders of securities of any other entity or other assets without receipt of consideration by the

Company, the Company may, in such manner as the Company deems necessary, appropriate or desirable, adjust (a) the number and kind of Shares subject to outstanding Awards and/or (b) the exercise price of outstanding Options and Share Appreciation Rights to reflect such distribution.

16.2.                     Certain Reorganizations That are Not Corporate Transactions

                                                Subject to Section 16.3 hereof, if the Company is the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities and such transaction does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of Share subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per Share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the Shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation.  Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.  In the event of a transaction described in this Section 16.2, Share Units shall be adjusted so as to apply to the securities that a holder of the number of Shares subject to the Share Units would have been entitled to receive immediately following such transaction.

16.3.                     Corporate Transaction

Subject to the exceptions set forth in the last sentence of this Section 16.3 and the last sentence of Section 16.4, upon the occurrence of a Corporate Transaction:

(a)                                  all outstanding Restricted Shares and Share Units shall be deemed to have vested, and all restrictions and conditions applicable to such Restricted Shares and Share Units shall be deemed to have lapsed and the Share Units shall be delivered, immediately prior to the occurrence of such Corporate Transaction, and

(b)                                 fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days.

With respect to the Company’s establishment of an exercise window, (a) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (b) upon consummation of any Corporate Transaction, the Plan and all outstanding but unexercised Options and SARs shall terminate.  The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its shareholders.  This Section 16.3 shall not apply to any Corporate Transaction to the extent that (i) provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Share Units, Restricted Shares theretofore granted, or for the substitution for such Options, SARs, Restricted Shares, and Share Units for new common share options and share appreciation rights and new common restricted shares and share units relating to the shares of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of Shares (disregarding any consideration that is not common shares) of the successor and option and share appreciation right exercise prices, in which event the Plan, Options, SARs, Restricted Shares, and Share Units theretofore granted shall continue in the manner and under the terms so provided or (ii) the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Shares, Share Units and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Shares, or Share Units, equal to the formula or fixed price per share paid to holders of Shares and, in the case of Options or SARs, equal to the product of the number of Shares subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (A) the formula or fixed price per share paid to holders of Shares pursuant to such transaction exceeds (B) the Option Price or SAR Exercise Price applicable to such Award Shares.

16.4.                     Adjustments

Adjustments under this Section 16 related to Shares or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Restricted Shares, and Share Units and such effect shall be set forth in the appropriate Award Agreement.  The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 16.1, 16.2 and 16.3.

16.5.                     No Limitations on Company

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

17.                               GENERAL PROVISIONS

17.1.                     Disclaimer of Rights

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company.  In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a trustee, director, officer, consultant or employee of the Company or an Affiliate.  The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein.  The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

17.2.                     Nonexclusivity of the Plan

Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of share options otherwise than under the Plan.

17.3.                     Withholding Taxes

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any Shares upon the exercise of an Option or pursuant to an Award.  At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation.  Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (a) by causing the Company or the Affiliate to withhold Shares otherwise issuable to the Grantee or (b) by delivering to the Company or the Affiliate Shares already owned by the Grantee.  The Shares so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations.  The Fair Market Value of the Shares used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined.  A Grantee who has made an election pursuant to this Section 17.3 may satisfy his or her withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

17.4.                     Captions

The use of captions in the Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

17.5.                     Other Provisions

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

17.6.                     Number and Gender

With respect to words used in the Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

17.7.                     Severability

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

17.8.                     Governing Law

The validity and construction of this Plan and the instruments evidencing the Award hereunder shall be governed by the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

*    *    *

To record adoption of the Plan by the Board as of July 23, 2004, and approval of the Plan by the shareholders on July 23, 2004, the Company has caused its authorized officer to execute the Plan.

KITE REALTY GROUP TRUST

By:	/s/ JOHN A. KITE
Name:	John A. Kite
Title:	President and Chief Executive Officer

EXHIBIT A

Exclusion From Affiliates

126th Street Medical, LLC

126th Street Medical II, LLC

Brentwood Land Partners, LLC

Kite South-Bend, LLC

Kite 126th Street Medical, LLC

Kite 126th Street Medical II, LLC

KSK Scottsdale Mall, LP

99 & Eddy, LLC

Circle Block Partners, LLC

Circle Block Investor, LLC

Circle Block Funding, Inc

KM Circle Block, Inc.

Kite, Inc.

Kitley Realty, LLC

KMI Management, LLC

GBK Development, LLC

GKP Iowa,LLC

HK Partners, LLC

Kite Iowa, LLC

Kite McCarty, Inc.

Kite McCarty Holdings, LLC

Kite Capital, LLC

Kite Convention, LLC

Kite Faris, LLC

Kite Glendale - WG, LLC

Kite Magellan, LLC

Kite Noblesville, LLC

Kite Properties, Inc.

Kite-WG, LLC

KMI Holdings, LLC

KP Northwest, LLC

Post 70 Partners, LP

SK, LLC

Titusville Development, L.P.

WSE, LLC

Associated Properties

Convention Hotel Partners, LLC

Convention Hotel Partners, Inc.

GPJ, LLC

Kite Acquisitions, LLC

Kite Plano, LLP